SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2004

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Sanders Road, Suite 400, Northbrook, Illinois 60062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(847) 753-7500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5. Other Events and Regulation FD Disclosure.

     On February 24, 2004, Grubb & Ellis Company (the “Company”), publicly announced that it had expanded the responsibilities of two of its Co-Chief Executive Officers, Maureen Ehrenberg and Robert Osbrink. Specifically, Ms Ehrenberg was named President of Global Client Services and Mr. Osbrink was named President of Transaction Services. Ms. Ehrenberg and Mr. Osbrink, in addition to their expanded duties, will also continue to serve as an executive officer and/or director of certain of the Company’s subsidiaries. In addition, the Company also announced that Richard Fulton, one of the Company’s other Co-Chief Executive Officers, who had been in charge of the Company’s Eastern Region of Transaction Services since August 2002, was resuming his position as the Chairman of Grubb & Ellis/Centennial, Inc., one of the Company’s affiliates. As a consequence, Mr. Fulton’s employment agreement with the Company has been terminated, without cause, in accordance with its terms, and he will no longer serve as an executive officer and/or director of the Company or any of its subsidiaries.

Item 7. Financial Statements and Exhibits.

(c)	The following is filed as an Exhibit to this Current Report on Form 8-K:

99-1.	Press Release issued by Grubb & Ellis Company on February 24, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Brian P. Parker
Brian P. Parker
Chief Financial Officer and acting in capacity of co-Chief Executive Officer

Dated: March 4, 2004